SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [x]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Eastco Industrial Safety Corp.
                       -----------------------------
             (Name of Registrant as Specified in Its Charter)

                      Eastco Industrial Safety Corp.
                       -----------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:___________________________________________________

          (2)  Aggregate number of securities to which transaction applies:
               ___________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____________

          (4)  Proposed maximum aggregate value of transaction:
               ___________________________________________________________

          (5)  Total Fee Paid: ___________________________________________

     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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          (4)  Date filed:____________________________________________

                     EASTCO INDUSTRIAL SAFETY CORP.
                          130 West 10th Street
                   Huntington Station, New York 11746

                ________________________________________

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ________________________________________


The annual meeting of the stockholders of Eastco Industrial Safety Corp. will be held on April 8, 1998 at 3:30 p.m. at the Company's office located at 130 West 10th Street, Huntington Station, New York 11746. The meeting is called for the following purposes:


     ELECTION OF DIRECTORS

The election of four directors to hold office for the term continuing through the annual meeting following the fiscal year ended June 30, 1999 and until the election and qualification of their respective successors.


     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

To ratify the appointment of Cornick, Garber & Sandler, LLP, Certified Public Accountants, as independent auditors.


     TRANSACTION OF OTHER BUSINESS

To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on February 27, 1998 are entitled to receive notice of, and to vote at, this meeting. Sending in your proxy will not prevent you from attending and voting at the meeting in person should you later decide to do so.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the meeting.

If you do not expect to attend the meeting in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope.

By order of the Board of Directors.


                                   LAWRENCE DENSEN
                                   President



DATED: February 27, 1998

EASTCO INDUSTRIAL SAFETY CORP.
                           130 West 10th Street
                    Huntington Station, New York 11746
                    __________________________________

                              PROXY STATEMENT
                    __________________________________

The proxy statement mailed to stockholders commencing approximately on March 3, 1998 is furnished in connection with the solicitation of proxies by the Board of Directors of Eastco Industrial Safety Corp. (the "Company") in connection with the annual meeting of stockholders (the "Annual Meeting") of the Company to be held April 8, 1998 at 3:30 p.m. at the offices of the Company located at 130 West 10th Street, Huntington Station, New York 11746. Proxies will be voted in accordance with directions specified thereon or otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Annual Meeting, by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Anthony P. Towell, Secretary, at the address set forth above. Stockholders who attend the meeting may withdraw their proxies at any time before their shares are voted by voting their shares in person.

The expense of the solicitation of proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy card and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Company. It is estimated that the total cost of proxy solicitations by the Company will not exceed $10,000.

The matters to be considered at this Annual Meeting will be the election of four directors to hold office for the term continuing through the annual meeting following the fiscal year ended June 30, 1999 ("1999 Annual Meeting") and until the election and qualification of their respective successors, and the ratification of the appointment of Cornick, Garber & Sandler, LLP, Certified Public Accountants, as independent auditors. The Company is aware of no other matters to be presented for action at this meeting.

Under SEC rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

              OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Company's voting securities consist solely of Common Stock. Holders of Common Stock at the close of business on February 27, 1998 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date there were outstanding 1,683,079 shares of Common Stock.

                       STOCK OWNERSHIP OF DIRECTORS

The following table sets forth as of February 27, 1998 the number of shares of Common Stock owned by each of the present directors of the Company, together with certain information with respect to each:

                                        Number of
                                        Shares
                         Director       Beneficially             Percent
Name                     Since          Owned  (1)               (1)
----                     -----          -----------              ------
Lawrence Densen            1986         203,202(2)(5)            11.4%

Alan E. Densen             1958         199,615(3)(5)            11.2%

Anthony P. Towell          1989         224,315(4)(5)            12.5%

Dr. Martin Fleisher        1989         1,000(6)                  *

James Favia                1995         3,000(6)                  *

Charles Holzberg           1996           417(7)                  *

Dr. Bruce Friedman         1997              0                    *
___________________
*   Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Includes a total of: (a) 12,256 incentive stock options exercisable between $2.25 and $30.00 per share; (b) 48,618 non-qualified options exercisable between $2.50 and $5.106 per share; and (c) 40,528 warrants exercisable between $5.351 and $13.00 per share.

(3) Includes a total of: (a) 7,200 incentive stock options exercisable between $2.25 and $10.625 per share; (b) 43,618 non-qualified options exercisable between $2.50 and $5.106 per share; and (c) 41,495 warrants exercisable between $5.351 and $13.00 per share.

(4) Includes a total of: (a) 7,200 incentive stock options exercisable between $2.25 and $10.625 per share; (b) 43,618 non-qualified options exercisable between $2.50 and $5.106 per share; and (c) 42,997 warrants exercisable between $5.351 and $13.00 per share.

(5) Includes 100,000 shares of Common Stock for each Messrs. L. Densen, A. Densen, and A. Towell, who are each trustees under a voting trust agreement dated April 17, 1997 (the "Voting Trust Agreement") by and among Eastco Glove Technologies, Inc., the Company, Steven Robins and

Phillip Robins. The Voting Trust Agreement was a condition to the closing of a stock exchange agreement (the "Stock Exchange Agreement") dated April 17, 1997 by and among Eastco Glove Technologies, Inc., the Company, Steven Robins and Phillip Robins. Pursuant to the Stock Exchange Agreement and the Voting Trust Agreement, 100,000 shares of the Company's Common Stock were issued, said shares being issued in the names of Lawrence Densen, Alan E. Densen and Anthony P. Towell as trustees until the 5 year term of the voting trust expires or Steven Robins or Phillip Robins desires to sell the shares after one year pursuant to Rule 144 of the Securities Act of 1933.

(6) Includes non-qualified stock options to acquire 1,000 shares of Common Stock, exercisable at $16.876 per share until July 26, 2005.

(7) Includes warrants to acquire 417 shares of Common Stock, exercisable at $13.00 per share until April 11, 1999.


As of February 27, 1998 the directors and executive officers of the Company, nine persons, owned of record and beneficially a total of 650,673 shares representing 32.3% of the issued and outstanding Common Stock of the Company. The foregoing assumes the exercise of all of the outstanding options and warrants held by each of such persons.

Lawrence Densen became President and Chief Executive Officer of the Company effective March 1, 1997. Prior to this time, he served as Senior Vice President and has also been a Vice President. He has been a director of the Company since 1986. He is the son of Alan E. Densen.

Alan E. Densen is a Senior Vice President and has been a director of the Company since 1958 and Co-Chairman of the Board since March, 1997. From 1958 through March 1, 1997 (except for the period September 1993 to January 1994, when he served as its Senior Vice President), he served as President and Chief Executive Officer of the Company. He was also Treasurer and Chief Financial Officer of the Company through 1992. He is the father of Lawrence Densen.

Anthony P. Towell is a Senior Vice President and has been Secretary of the Company since 1993, as well as Vice President and Co-Chairman of the Board since March, 1997. From 1992 through February 1,1997, he served as the Company's Vice President of Finance, Treasurer, and Chief Financial Officer, and from 1989 to 1992 he served as its Vice President. He has been a director of the Company since 1989. In addition, he has been a director of Windswept Environmental Group, Inc. ("Windswept")(formerly Tradewinds, Inc.) since November, 1996. He was a director from 1988 through September, 1997 of Nytest Environmental Inc. ("Nytest"), a hazardous waste testing company. He was a director from 1988 to 1995 of New York Testing Laboratories, Inc. ("NYT"), a laboratory testing company and manufacturer of automotive accessories. Mr. Towell was a director of Ameridata Technologies, Inc. ("Ameridata"), a provider of computer products and services from 1991 to 1996. The common stock of Windswept and Nytest are registered, and the common stock of Ameridata was registered, under Section 12(g) and (b), respectively, of the Securities Exchange Act of 1934.

Richard Boyen has been employed with the Company since 1994, serving as Vice President of Manufacturing Operations since February 1, 1997. From 1990 until his employment with the Company in 1994, he served as Director of

Manufacturing for Kappler Safety Group, a manufacturer of industrial and safety disposable clothing.

Arthur Wasserspring has been employed with the Company since 1994, serving as Treasurer and Chief Financial Officer, as well as Vice President of Finance since February 1, 1997. From July, 1989 until his employment with the Company in 1994, he served as a financial and business consultant for companies in the distribution, manufacturing, retail and other industries.

Dr. Martin Fleisher has been a director of the Company since 1989. He holds a Ph.D. in biochemistry from New York University, and has been an attending clinical chemist at Memorial Sloan-Kettering Cancer Center since 1967. He devotes only a limited portion of his time to the business of the Company.

James Favia has been a director of the Company since July 26, 1995. He has been a consultant during the past five years to Donald & Co. ("Donald"), which has acted in the past as the Company's investment advisor. He is a chartered financial analyst and has an MBA in finance which he obtained from New York University in 1959. He was a director of T.J. Systems until November, 1994. The common stock of T.J. Systems is registered under Section 12(g) of the Securities Exchange Act of 1934. He devotes only a limited portion of his time to the business of the Company.

Charles Holzberg has been a director of the Company since December 5, 1996. He has been President , since 1975 of The Charles Holzberg Agency, Inc., a general agent for the sale of life insurance. He devotes only a limited portion of his time to the business of the Company.

Dr. Bruce Friedman has been a director of the Company since April 16, 1997. Since 1988, he has served as President of the Flower Hill Chiropractic Office, P.C., where he is a chiropractic doctor. He devotes only a limited portion of his time to the business of the Company.

                           ELECTION OF DIRECTORS

Present Composition of Board

The bylaws of the Company provide that there will be not less than three nor more than seven directors. The present size of the board is fixed at seven
(7) directors. The Board of Directors is divided into two (2) classes. The term of office of Lawrence Densen, Alan Densen, and Anthony P. Towell does not expire until the Company's annual meeting following the fiscal year ended June 30, 1998 and when their successors are elected. Herbert Schneiderman ("Schneiderman") resigned as a director effective December 5, 1996 and his seat for the unexpired term has been filled by Charles Holzberg.

Nominees for Director

The Board of Directors has unanimously nominated and designated the following individuals for election as directors for a two-year term continuing through the Company's 1999 annual meeting and until their successors are elected and take their places:

                    James Favia
                    Dr. Martin Fleisher
                    Dr. Bruce Friedman
                    Charles Holzberg

Reference should be made to "Stock Ownership of Directors", above, for disclosure of their business experience and stock ownership, and to "Certain Relationships and Related Transactions," below, for additional information about them.

Proxies in the enclosed form will be voted for the nominees named above. Authority may be withheld for any nominee. In addition, stockholders may nominate additional nominees as candidates for the position as director. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxy will be voted for such substitute, if any, as the Board of Directors may designate. Proxies will not vote for a greater number of persons than the number of nominees named. Directors will be elected by the vote of a majority of stockholders present or by proxy at the Annual Meeting. Abstentions are not counted in determining the number of votes required to attain a majority of the outstanding shares in connection with this proposal. "Broker Non-Votes" (which represent shares of Common Stock held by stockbrokers and not voted by the brokers) will not be considered as votes cast in determining the outcome of this proposal.


              MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN
                            COMMITTEES THEREOF

Seven meetings of the Board of Directors were held during the fiscal year ending June 30, 1997. The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee. The Company does not have a standing nominating committee. The Compensation Committee consists of Messrs. Fleisher, Holzberg and Towell. The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto. The Stock Option Committee consists of Messrs. Fleisher, Favia and Holzberg. The purpose of the Stock Option Committee is to select the persons to whom options will be granted to purchase shares of the Company's Common Stock under the Company's Stock Option Plans and to make various other determinations with respect to such plans. The Company's Audit Committee consists of Messrs. Towell, Fleisher and Holzberg. The purpose of the Audit Committee is to provide general oversight of audit, legal compliance and potential conflict of interest matters. The Stock Option Committee met once during the fiscal year ended June 30, 1997. The Audit Committee and the Compensation Committee met twice during the fiscal year ended June 30, 1997. On December 5, 1996, Charles Holzberg was elected to fill the seats of Herbert Schneiderman on the foregoing three committees. Members of the Board of Directors who are not employees of the Company receive a fee of $500 per meeting attended in person.

                      PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth, as of February 27, 1998, the ownership with respect to each person known to own beneficially more than 5% of the Company's common stock:

                Name and Address of   Amount and Nature of   Percent
Title of Class  Beneficial Owner      Beneficial Owner(1)   of Class
-------------- --------------------   -------------------   -----------

Common Stock     Lawrence Densen         203,202            11.4%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

Common Stock     Alan E. Densen          199,615            11.2%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

Common Stock     Anthony P. Towell       224,315            12.5%
$0.12 par value  130 W. 10th Street
                 Huntington Station, NY

(1) With respect to each of the above-listed individuals, please see the footnotes under "Stock Ownership of Directors," above, for an explanation of each individual's beneficial ownership.

                         EXECUTIVE COMPENSATION
Summary

The following describes the components of the total compensation of the CEO and each other executive officer of the Company whose total annual salary and bonus exceeds $100,000.

                        Summary Compensation Table

                 Annual Compensation              Long term compensation
               ------------------------  --------------------------------------
                                              Awards              Payouts
                                         ------------------   -----------------
                                Other             Securities            All
Name and                       annual  Restricted underlying  LTIP     other
principal      Salary  Bonus   compen-    stock    options/  payouts  compen-
position  Year  ($)    ($)     sation($) award(s)($) SARs (#)(5)  ($) sation($)
--------  ----  ------ -----  ---------- --------- ---------- ------  --------

Lawrence1997    115,381  -0-    4,200       -0-     85,200(1)   -0-      -0-
Densen, 1996    103,848  -0-    4,200       -0-      9,003(2)   -0-      -0-
CEO     1995     87,000  -0-    4,200       -0-     85,236(4)   -0-      -0-

Alan E. 1997    130,486  -0-   35,672(3)    -0-     35,200(1)   -0-      -0-
Densen, 1996    119,731  -0-   35,672(3)    -0-      9,003(2)   -0-      -0-
Sr. VP  1995    110,000  -0-   35,672(3)    -0-     85,236(4)   -0-      -0-

------
(1) Includes incentive stock options granted on June 23, 1997 and modified on January 21, 1998 to acquire 50,000 and 25,000 shares to Lawrence Densen and Alan Densen, respectively, pursuant to the Company's 1996 Incentive Stock Option Plan and exercisable at $2.50 per share. Twenty

     20%) of these options are immediately exercisable, with the remaining options to become exercisable in the event the Company meets specified net sales and pre-tax income levels or, in the event that all options thereunder have not become exercisable by fiscal year ended June 30, 2001, then all remaining non-vested options shall become exercisable immediately. No options shall be exercised after June 22, 2007.

     Also includes non-qualified stock options granted on June 23, 1997 and modified on January 21, 1998 to acquire 35,000 and 10,000 shares to Lawrence Densen and Alan Densen, respectively, exercisable at $2.50 per share. The terms of these non-qualified options are identical to those set forth in the preceding paragraph with respect to incentive stock options.

     Also includes incentive stock options granted on June 23, 1997 to acquire 200 shares to each Lawrence Densen and Alan Densen pursuant to the Company's 1996 Incentive Stock Option Plan and exercisable at $2.25 per share for a period of ten years.

(2) Warrants to acquire 9,003 shares of Common Stock at $5.351 granted February 23, 1996 until February 22, 2001, in consideration of the guaranty of overadvances by Congress to the Company. These warrants provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price.

(3) Primarily life insurance premiums on the life of Alan E. Densen owned by Mr. Densen's wife and paid for by the Company.

(4) Includes incentive stock options granted January 20, 1995 to acquire 2,000 shares at $10.625 as well as non-qualified stock options to acquire 83,236 shares exercisable at $5.106 per share, each exercisable until January 19, 2005. Because it was determined that the audited pre-tax profit for fiscal 1995 was greater than $50,000, non-qualified options can now be exercised for 41,618 shares of Common Stock. The remaining 41,618 non-qualified options can not be exercised during the first five years. The non-qualified options provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price.

(5) Each person's options including only options directly held by such person.

Stock Options
-------------
                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            [Individual Grants]

           Number of         Percent of
          securities        total options /
          underlying        SARs granted           Exercise
          Options/SARs        in fiscal            or base         Expiration
Name      granted (#)(1)       year              price ($/Sh)        Date
-----    --------------    --------------       -------------     -----------
Lawrence    85,000               22.8%               2.50          6/22/2007
Densen,
CEO            200                 *                 2.25          6/22/2007

Alan E.     35,000                9.4%               2.50          6/22/2007
Densen,
Sr. VP         200                 *                 2.25          6/22/2007
-------
*    Less than 1% of total

(1)  See note (1) above in the Summary Compensation Table.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                  Number
                                              of securities          Value
                                               underlying      unexercised in-
                                               unexercised   the-money options
            Shares                         SARs at FY-end (#) SARs at FY-end($)
          acquired on          Value           exercisable /      exercisable /
Name      exercise (#)       realized ($)    unexercisable(3)   unexercisable
-----     --------------    --------------     -------------   ----------------


Lawrence       0                   0           60,874/109,618    3,275/12,750
Densen
CEO (1)

Alan E.        0                   0           50,818/69,618     1,775/5,250
Densen,
Sr.VP(1)(2)
------
(1) See footnotes (1),(2) and (4) above in the Summary Compensation Table. Does not include warrants to acquire 30,825 shares each which were assigned on June 23, 1997 to each Messrs. L. Densen and A. Densen by Anthony P. Towell.

(2) Does not include warrants, held by Alan Densen's wife, to acquire 1,667 shares of Common Stock, exercisable at $13.00 per share until April 11, 1999.

(3)  Each person's options include only options directly held by such person.


Employment Agreements and Change in Control Features

As of July 1, 1995, Alan E. Densen entered into an employment agreement which provided for him to serve as the Company's President for a term of five years and Lawrence Densen also entered into an employment agreement to serve as Senior Vice-President for a term of five years. Anthony P. Towell has a similar contract to that described herein for Alan E. Densen and Lawrence Densen but with a lesser amount of compensation. (The employment agreements of Lawrence Densen, Alan E. Densen and Anthony P. Towell are referred to as "Employment Agreements".) Effective March 1, 1997, Messrs. L. Densen, A. Densen, and A. Towell signed modification agreements (the "1997 Modification Agreements"). The 1997 Modification Agreement of Lawrence Densen changed his position with the Company to President and increased his salary to $125,000 in fiscal 1997, which figure was pro-rated for that portion of the fiscal
year during which Lawrence Densen served in such capacity.   The 1997
Modification Agreements of Alan Densen and Anthony Towell changed each one's position to Senior Vice President. Pursuant to the 1997 Modification Agreements of Messrs. L. Densen, A. Densen, and A. Towell, the Company may terminate each individual's Employment Agreement as a result of physical or mental disability, or failure or inability to perform required duties for a period of 6 months in any 24 month period. At the end of each fiscal year during the term of the Employment Agreements, they are automatically extended for one additional year to be added at the end of the then current term of the agreements, unless the Board of Directors determines not to extend the Employment Agreements. Each may also terminate their Employment Agreement upon 30 days written notice. The base annual salaries for Lawrence Densen and Alan E. Densen were $115,381 and $130,486, respectively, for fiscal 1997 which is to be increased at the discretion of the Board of Directors but not less than 10% of the minimum compensation paid to the employees in the prior fiscal year. For fiscal 1997, their base fiscal salaries are $125,000 and $133,000, respectively. Each is entitled to receive an annual bonus equal to 3 1/3% of the Company's earnings before interest and taxes for the fiscal year ended June 30, 1997 and each fiscal year thereafter during the term of the Employment Agreement, and Lawrence Densen is entitled to .75% of the Company's revenues in excess of $20.5 million (which was waived for fiscal 1996 and 1997). Bonuses are to be paid within 30 days after the completion of the Company's audited financial statements for each fiscal year and is to be paid in cash or registered shares of common stock of the Company. In addition, each, in accordance with Company policy, is entitled to receive reimbursement of ordinary and necessary business expenses, a monthly automobile allowance of $700 and disability, medical and hospitalization insurance.

The Employment Agreements entered into by Messrs. L. Densen and A. Densen include provisions that provide for their right to terminate the Employment Agreements and thereby receive additional compensation, as provided below, in the event that they are not elected or retained as President and Senior Vice-President, respectively, or as a director of the Company; the Company acts to materially reduce their duties and responsibilities under the Employment Agreement; the Company changes the geographic location of their duties to a location from the New York metropolitan area; their base compensation is reduced by 10% or more; any successor to the Company fails to assume the Employment Agreements; any other material breach of the Employment Agreements which is not cured by the Company within 30 days; and a "Change of Control" by which a person, other than a person who is an officer and/or director of the Company as of the effective date of the agreements, or a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 20% or more of the combined voting power of the then outstanding securities of the Company or the composition of the board changes so that officers of the Company no longer hold a majority of the seats.

In the event that Messrs. L. Densen or A. Densen terminate their positions because of any of the aforesaid reasons other than a "Change of Control", or if the Company terminates their employment in any way that is a breach of the Employment Agreement by the employer, Messrs. L. Densen and A. Densen shall be entitled to receive, in addition to their salary continuation, as a bonus, a cash payment equal to their total base salary plus projected expenses and bonuses for the remainder of the term thereof, payable within 30 days of termination and all stock options, warrants and other stock appreciation rights granted by the Company, with the exception of qualified incentive stock option plans, to them shall become immediately exercisable at an exercise price of $0.10 per share. In the event that either owns or is entitled to receive any unregistered securities of the Company, than the Company shall register such securities within 120 days of the their termination. In the event that there is a "Change of Control", Messrs. L. Densen and A. Densen shall be paid within 30 days thereof a one-time bonus equal to their total minimum base salary for the next three years.

Messrs. L. Densen and A. Densen, and also A. Towell, in modification agreements to their Employment Agreements dated as of June 30, 1996 (the "1996 Modification Agreements"), have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and compensation payable in the event of a Change in Control with respect two private placements completed in 1996 and the Company's Rights and Standby Offering in 1996 ("Offerings"). See "Certain Relationships and Related Transactions" for a discussion of these Offerings; and (iii) their right to terminate their relationship with the Company, as per the terms of their respective Employment Agreements. The 1996 Modification Agreements and waivers provide that their right to terminate their Employment Agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. L. Densen and A. Densen, and also A. Towell have agreed that the issuance of shares in the Offering will not result in any "change of control" rights under their respective Employment Agreements.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Anthony P. Towell, a Senior Vice President of the Company, served as a member of the Compensation Committee during the fiscal year ended June 30, 1997.

On June 24, 1997, the Board of Directors approved and accepted the June 23, 1997 report of the Company's Stock Option Committee, which recommended among several other option grants, the grants of options under the Company's 1996 Incentive Stock Option Plan and Non-Qualified Stock Option Plan which are described above in "Executive Compensation-Summary Compensation Table (Note
1)."

See "Certain Relationships and Related Transactions" regarding Messrs. Schneiderman's and Holzberg's ownership of certain warrants issued in connection with a reduction of indebtedness regarding the Company's premises. On January 31, 1995, the exercise price of such warrants were reduced to $13.00 per share and extended until April 11, 1999.

Reference should also be made to "Certain Relationships and Related Transactions" with regard to warrants granted to Donald & Co. Securities Inc.

("Donald"). James Favia, a director of the Company, serves as a consultant to Donald.

On July 26, 1995, the Board of Directors granted non-qualified options to acquire 1,000 shares of Common Stock to each of Martin Fleisher, James Favia and Herbert Schneiderman. The options are exercisable at a price of $16.876 per share and expire on the earlier of July 26, 2005 or within thirty days of the termination of their position as a director.

                  COMPLIANCE WITH SECTION 16(a) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

  STATEMENT PURSUANT TO SECTION 726(d) BUSINESS CORPORATION LAW

The Company has obtained from National Union Insurance Company a Directors and Officers Liability and Company Reimbursement Policy for the period September 16, 1997 to September 16, 1998. The policy provides annual coverage of $5,000,000 per loss with an aggregate of $5,000,000 for all claims for directors and officers liability. Coverage is in accordance with the terms of the policy and is subject to various exceptions contained therein. The insurance is on a claims made basis. The premium paid for this insurance by the Company was $47,000. This statement is delivered pursuant to Section 726(d) of the Business Corporation Law of the State of New York.

                     1994 INCENTIVE STOCK OPTION PLAN

On January 28, 1994, the Board of Directors adopted the 1994 Incentive Stock Option Plan under Section 422 of the Internal Revenue Code which was approved by the stockholders on December 15, 1994. A total of 10,000 shares were authorized to be issued under the 1994 Plan. The 1994 Plan expires on January 27, 2004 and no additional options may be issued after such date.

The following summary provides a description of the significant provisions of the 1994 Plan. However, such summary is qualified in its entirety by reference to the full text of the 1994 Plan.

Eligibility to participate in the 1994 Plan is limited to employees of the Company and its subsidiaries. The term of an option will not exceed 10 years. Options will not be transferable except upon death and, in such event, transferability will be effected by will or by the laws of descent and distribution.

Options which are granted by the Board of Directors under the 1994 Plan are subject to the following limitations: (i) options may not be granted at less than 100% of fair market value at the time of grant, (ii) options granted to employees who own more than 10% of the Company's outstanding Common Stock will be granted at not less than 110% of the fair market value for a term of five years, and (iii) the aggregate market value of the Common Stock for which options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual.

For purposes of the 1994 Plan, fair market value is the last price for the Company's Common Stock as quoted by NASDAQ.

No disposition of Common Stock received upon exercise of Options shall be made within two (2) years from the date of grant of the Option nor within one
(1) year after the exercise.

The 1994 Plan provides that the payment of the exercise price of options shall be in cash or in shares of the Company's Common Stock of equivalent value.

An option granted under the 1994 Plan may not be exercised unless, at the time of exercise, the optionee is then in the Company's employ and has completed at least twelve (12) months of continuous employment with the Company from the date of grant of the option.

In the event of any future recapitalization, reorganization, split-up or consolidation of shares, the number of shares and exercise price shall be proportionately adjusted.

Schedule of Options Under 1994 Plan
-----------------------------------
Unexercised Options

The table set forth below provides to February 27, 1998 a schedule of unexercised options heretofore granted by the Company pursuant to the 1994 Plan.

                    Aggregate
                    Number
                    of Shares Exercise
Date of             Subject   Price          Date
Grant Option        To Option Per Share(1)   of Expiration
------------        --------- ------------   -------------
January 20, 1995    8,500     $10.625        January 19, 2005

________
(1) The exercise price of the options equals the fair market value of the Company's Common Stock on the date of grant.

Exercised Options

As of February 27, 1998, no options under the 1994 Plan have been exercised.

Remaining Options

1,500 additional options may be granted under the 1994 Plan.

                        1996 STOCK OPTION PLANS

At a special meeting of shareholders held on August 12, 1996, the shareholders approved: (i) an incentive stock option plan (the "1996 Incentive Plan"); and (ii) a non-qualified stock option plan (the "1996 Non-Qualified Plan").

1996 INCENTIVE STOCK OPTION PLAN

The 1996 Incentive Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan. Eligibility to participate in the 1996 Incentive Plan is limited to key employees of the Company and its subsidiaries. The 1996 Incentive Plan terminates May 12, 2006. The term of each option may not exceed ten years. Options will not be transferable except upon death and, in such event, transferability will be effected by will or by the laws of descent and distribution. Incentive Stock Options may not be granted at less than 100% of fair market value at the time of the grant. Options granted to employees who own more than 10% of the Company's outstanding Common Stock will be granted at not less than 110% of fair market value for a term of five years. The aggregate market value of stock for which Incentive Stock Options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual. Payment of the exercise price for options under the 1996 Incentive Plan are to be made in cash or by the exchange of Common Stock having equivalent value.

Schedule of Options Under 1996 Incentive Plan
---------------------------------------------
Unexercised Options

The table set forth below provides to February 27, 1998 a schedule of unexercised options heretofore granted by the Company pursuant to the 1996 Incentive Plan.

                    Aggregate
                    Number
                    of Shares Exercise
Date of             Subject   Price          Date
Grant Option        To Option Per Share(1)   of Expiration
------------        --------- ------------   -------------
June 23, 1997        56,700   $2.25          June 22, 2007

June 23, 1997*      175,000   $2.50          June 22, 2007
________
*    Originally granted on June 23, 1997 and modified on January 21, 1998.

(1) The exercise price of the options equals the fair market value of the Company's Common Stock on the date of grant.

Exercised Options

As of February 27, 1998, no options under the 1996 Incentive Plan have been exercised.

Remaining Options

68,300 additional options may be granted under the 1996 Incentive Plan.

1996 NON-QUALIFIED STOCK OPTION PLAN

The 1996 Non-Qualified Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan, to key employees, consultants and others. The 1996 Non-Qualified Plan terminates May 11, 2006. Options granted shall specify the exercise price, the duration of the option, the number of shares to which the option applies and such other terms and conditions not inconsistent with the 1996 Non-Qualified Plan as the committee, or other legally permissible entity, administering the 1996 Non-Qualified Plan shall determine provided that the option price shall not be less than 100% of the fair market value at the time the option is granted and no option may be exercisable for more than ten (10) years after the date on which it is granted. Payment of the exercise price for options under the 1996 Non-Qualified Plan is to be made in cash, by the exchange of Common Stock having equivalent value or through a "Cashless Exchange". If a Participant elects to utilize a "Cashless Exercise" (as defined in the Plan), he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised with such credit.

Schedule of Options Under 1996 Non-Qualified Plan
-------------------------------------------------
Unexercised Options

The table set forth below provides to February 27, 1998 a schedule of unexercised options heretofore granted by the Company pursuant to the 1996 Non-Qualified Plan.

                    Aggregate
                    Number
                    of Shares Exercise
Date of             Subject   Price          Date
Grant Option        To Option Per Share(1)   of Expiration
------------        --------- ------------   -------------
June 23, 1997         3,000   $2.25          June 22, 2007

June 23, 1997*      100,000   $2.50          June 22, 2007
________
*    Originally granted on June 23, 1997 and modified on January 21, 1998.

(1) The exercise price of the options equals the fair market value of the Company's Common Stock on the date of grant.

Exercised Options

As of February 27, 1998, no options under the 1996 Non-Qualified Plan have been exercised.


Remaining Options

197,000 additional options may be granted under the 1996 Non-Qualified Plan.

                     Options Granted and Exercised
                               During the
                 Three Fiscal Years Ended June 30, 1997
                  ---------------------------------------
Options Granted

During the three fiscal years ended June 30, 1997, the following options were granted and remain outstanding:

          a) On January 20, 1995, 8,500 options were granted under the 1994 Plan to employees, including 2,000 options granted at an exercise price of $10.625 to each of Messrs. A. Densen, A. Towell and L. Densen which options expire on January 19, 2005;

          b) On July 26, 1995, Messrs. J. Favia and M. Fleisher were each granted non-qualified stock options to acquire 1,000 shares of Common Stock at an exercise price of $16.876 per share until July 26, 2005;

          c) During February 1996, in consideration for their guaranty to Congress Financial Corp. ("Congress") for overadvances made by Congress, Messrs. A. Densen, L. Densen and A. Towell were each issued warrants for a term of five years to purchase 9,003 shares of Common Stock at $5.351 per share commencing February 23, 1996. This guaranty has since been returned to them;

          d) On June 23, 1997, a total of 231,700 options were granted under the 1996 Incentive Plan, including the following options, modified on January 21, 1998, all of which expire on June 22, 2007:

                    (i) Lawrence Densen: Granted options to acquire 50,000 shares at an exercise price of $2.50 per share and 200 shares at an exercise price of $2.25 per share.

                    (ii) Alan Densen: Granted options to acquire 25,000 shares at an exercise price of $2.50 per share and 200 shares at an exercise price of $2.25 per share.

                    (iii) Anthony P. Towell: Granted options to acquire 25,000 shares at an exercise price of $2.50 per share and 200 shares at an exercise price of $2.25 per share.

                    (iv) Arthur Wasserspring: Granted options to acquire 25,000 shares at an exercise price of $2.50 per share and 200 shares at an exercise price of $2.25 per share.

                    (v) Richard Boyen: Granted options to acquire 25,000 shares at an exercise price of $2.50 per share and 200 shares at an exercise price of $2.25 per share.

          e) On June 23, 1997, a total of 103,000 options were granted under the 1996 Non-Qualified Plan, including the following options, modified on January 21, 1998, and granted at an exercise price of $2.50, expiring on June 22, 2007:

                    (i) Lawrence Densen: Granted options to acquire a total of 35,000 under the 1996 Non-Qualified Plan.

                    (ii) Alan Densen: Granted options to acquire a total of 10,000 under the 1996 Non-Qualified Plan.

                    (iii) Anthony P. Towell: Granted options to acquire a total of 10,000 under the 1996 Non-Qualified Plan.

                    (iv) Arthur Wasserspring: Granted options to acquire a total of 15,000 under the 1996 Non-Qualified Plan.

                    (v) Richard Boyen: Granted options to acquire a total of 15,000 under the 1996 Non-Qualified Plan.


Options Exercised

No options were exercised during the three fiscal years ended June 30, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During September 1993, the Company's lender, Congress, agreed to provide an overadvance to the Company of $500,000. In connection therewith, Messrs. A. Densen, L. Densen and A. Towell obtained a junior participation interest from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance was repaid to Congress during fiscal 1994. Mr. L. Densen was repaid his junior participation of $35,000 by Congress during May, 1996. The remaining balance of $215,000 was repaid by Congress during December, 1996.

A group of investors (the "Associates") holds a first mortgage on the Company's executive offices and warehouse facility in the principal amount of $433,737 as of June 30, 1997 and security interest on the Company's personal property. The wives of Alan E. Densen and Anthony P. Towell, executive officers and directors of the Company, Charles Holzberg, a director of the Company, and Herbert Schneiderman, a previous director of the Company, are members of Associates, together owning approximately 38% thereof. During the fiscal year ended June 30, 1997, the Company paid Associates $121,107 in principal and interest on the mortgage, of which $65,063 constituted interest.

The Company had employment agreements with Messrs. A. Densen, A. Towell and
L. Densen, which commenced as of the effective date of the Company's 1994 public offering in April, 1994. As of July 1, 1995, these executive officers entered into new agreements, which were modified by the 1996 Modification Agreements and the 1997 Modification Agreements. See "Executive Compensation -- Employment Agreements and Change in Control Features" with regard to provisions contained in the Employment Agreements of Lawrence Densen, the Company's President and CEO as of March 1, 1997, and Alan E. Densen, the Company's Senior Vice-President as of March 1, 1997, and waivers contained in the 1996 and 1997 Modification Agreements. Similar provisions are contained in the Employment Agreement and the 1996 and 1997 Modification Agreements with Anthony P. Towell.

On April 18, 1995, the Company entered into an agreement with Donald to act as its investment advisor for a term of three years at a retainer of $3,000 per month, which was canceled during November, 1996. Donald was also granted a five year warrant to purchase 12,500 shares exercisable at $12.50 per share, the closing market price on the date of grant. James Favia, a director of the Company, serves as a consultant to Donald.

On July 10, 1995 the Company terminated its relationship with Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum"), now known as First Asset Management Inc., the Company's underwriter in its 1994 public offering. Pursuant to an agreement dated July 10, 1995, the Company canceled all of Lew Lieberbaum's rights under the Underwriting Agreement (the "Underwriting Agreement"), including, but not limited to, the right of first refusal to act on behalf of the Company in future transactions, the cancellation of all Underwriter's Warrants held by Lew Lieberbaum or its affiliates, their right to representation on the Company's Board of Directors and the termination of any obligation by holders of securities subject to a "lock-up" to obtain the permission of Lew Lieberbaum prior to sale or other disposition of said securities. At the same time, Leonard A. Neuhaus and Sheldon Lieberbaum, who were affiliated with Lew Lieberbaum, resigned as directors of the Company. In exchange, the Company issued 10,000 shares of common stock to Lew Lieberbaum.

During February 1996, Messrs. A. Densen, A. Towell and L. Densen, executive officers and directors of the Company, guaranteed to Congress overadvances to the Company of up to $500,000 in excess of the Company's eligible borrowings. The Company issued warrants for a term of five years in consideration for their guaranty to each Messrs. A. Densen, A. Towell, and L. Densen to purchase 9,003 shares of Common Stock at $5.351 per share which expire on February 22, 2001, and are subject to adjustment in the event of dilution as a result of sales of securities at less than the exercise price. (The adjustments as a result of the Offerings increased the number of shares subject to the exercise of this warrant from 8,870 to 9,003 with an exercise price reduced from $5.431 to $5.351 per share.) The overadvance has since been repaid and their guarantees have been returned to them.

The first mortgage held by Associates, which was dated in 1992 and upon which interest was being paid at the rate of 14%, was scheduled to come due on July 1, 1997 in the amount of approximately $434,000. Associates and the Company have agreed to extend the mortgage for five years from July 1, 1997 with interest at 12% per annum or 3% over prime, whichever is greater. At the end of five years, the mortgage will come due in the amount of approximately $283,000. The Company intends to explore the refinancing of this mortgage with various lenders.

On April 17, 1997 Eastco Glove Technologies Inc., a newly formed wholly owned subsidiary of the Company, acquired all of the outstanding shares of Protective Knitting Inc., a Minnesota corporation, from Steven Robins and Phillip Robins for 100,000 shares of the Company's Common Stock which was issued to a voting trust of which Alan E. Densen, Lawrence Densen and Anthony
P. Towell, as trustees, have the voting rights for a term of five years. Except for the voting rights, Steven Robins and Phillip Robins each acquired the beneficial rights to 50,000 shares and may sell same under Rule 144 after one year. At the same time, PR Industries Inc. (a Minnesota corporation wholly owned by Steven Robins and Phillip Robins) sold to Eastco Glove Technologies Inc. inventory in the amount of $139,000 and machinery and equipment for the satisfaction of liens and encumbrances in the amount of $500,000 thereon. The acquired business manufactures protective gloves and had approximate revenues of $1.1 million in 1996.

Considering the circumstances of each transaction, the Company believes that all transactions heretofore with officers/directors and shareholders of the Company and their affiliates have been made, and in the future will be made on terms no less favorable to the Company than those available from unaffiliated parties and will be approved by a majority of the disinterested directors.

          PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Company has appointed and proposed ratification of the firm of Cornick, Garber & Sandler, LLP as the Company's independent auditors for the fiscal year ending June 30, 1998. Cornick, Garber & Sandler, LLP has advised the Company that it has no financial interest of any kind in the Company and has had no connection with the Company at any time in the past except for the professional relationship between auditor and client.

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required for approval of the auditors. In accordance with New York State law, abstentions are not counted in determining the votes cast in connection with the selection of auditors. If such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

Representatives of Cornick, Garber & Sandler, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Cornick, Garber & Sandler, LLP as independent auditors.

          PROCEDURE FOR SUBMISSION OF 1998 STOCKHOLDER PROPOSALS

Proposals by stockholders for inclusion in the 1998 annual meeting proxy statement must be received by Eastco Industrial Safety Corp. at 130 West 10th Street, Huntington Station, New York 11746, Attention: Anthony P. Towell, prior to November 17, 1998. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                               OTHER MATTERS

So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

By order of the Board of Directors.

Dated: February 27, 1998

                                        LAWRENCE DENSEN
                                        President

                        EASTCO INDUSTRIAL SAFETY CORP.
                             130 West 10th Street
                      Huntington Station, New York 11746

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               April 8, 1998
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints LAWRENCE DENSEN and ARTHUR WASSERSPRING and each or either of them (with power of substitution) and proxies for the undersigned, to vote all shares of Common Stock of record on February 27, 1998 of EASTCO INDUSTRIAL SAFETY CORP. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 8, 1998 at 3:30 p.m. local time, or at any adjournment thereof, upon the matters set forth in the Notice of and Proxy Statement for said Meeting, copies of which have been received by the undersigned, and, in their discretion, upon all other matters which may properly come before said meeting. Without otherwise limiting the generality of the foregoing said proxies are directed to vote as follows:


No. 1:  ELECTION OF DIRECTORS

     To serve for the term continuing through the Annual Meeting following the fiscal year ending June 30, 1999 and qualification of their respective successors.

     James Favia, Dr. Martin Fleisher, Dr. Bruce Friedman, Charles Holzberg

     [ ] FOR all nominees listed above (except as withheld in the space below.)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above.

     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

     ____________________________________________________________________


No. 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Proposal to ratify the appointment of Cornick, Garber & Sandler, LLP, Certified Public Accountants, as the independent auditors to examine the financial statements of the Company for fiscal year ended June 30, 1998.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS GIVEN ABOVE, AND THIS PROXY IS PROPERLY SIGNED, THE SHARES WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

Your proxy is important to assure a quorum at the meeting whether or not you plan to attend in person. You may revoke this proxy at any time, and the giving of it will not affect your right to attend the meeting and vote in person.



                              Dated _________________________, 1998



                              _____________________________________________
                                   Signature


                              _____________________________________________
                                   Signature, if held jointly


                              _____________________________________________
                                   Number of Shares as of February 27, 1998

This proxy must be signed exactly as name appears. When shares are held by joint tenants, both must sign. When signing as attorney or as trustee, executor or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.